Exhibit 4.4

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

SYNTIANT CORP.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

December 20, 2024

Extended though March 31, 2026

140 Scott Drive

Menlo Park, CA 94025

Tel: (650) 328-4600

www.lw.com

TABLE OF CONTENTS

Page

1.	Definitions	1
2.	Registration Rights	6
2.1	Demand Registration	6
2.2	Company Registration	7
2.3	Underwriting Requirements	7
2.4	Obligations of the Company	9
2.5	Furnish Information	10
2.6	Expenses of Registration	10
2.7	Delay of Registration	10
2.8	Indemnification	11
2.9	Reports under the Exchange Act	13
2.10	Limitations on Subsequent Registration Rights	13
2.11	Termination of Registration Rights	13
3.	“Market Stand‑Off” Agreement	13
4.	Covenants of the Company	14
4.1	Delivery of Financial Statements	14
4.2	Inspection	15
4.3	Right of First Offer	15
4.4	Proprietary Information and Inventions Assignment Agreements	16
4.5	Insurance	16
4.6	Indemnification	16
4.7	Confidentiality	17
4.8	Brokers or Finders	17
4.9	FCPA	17
4.10	Fiduciary Duties	18
4.11	Termination of Covenants	18
5.	Restrictions on Transferability of Securities; Compliance with Securities Act	18
5.1	Restrictions on Transferability	18
5.2	Notice of Proposed Transfers	18
6.	Miscellaneous	18
6.1	Successors and Assigns	18
6.2	Governing Law	19
6.3	Venue	19
6.4	Counterparts	19
6.5	Titles and Subtitles	19
6.6	Notices	19
6.7	Amendments and Waivers	19
6.8	Severability	20
6.9	Delays or Omissions	20
6.10	Entire Agreement	20
6.11	Aggregation of Stock	20

i

6.12	Electronic and Facsimile Signatures	20
6.13	Advice of Counsel	21
6.14	Construction	21
6.15	Waiver of Conflicts	21
6.16	Additional Investors	21

Schedules

Schedule A Schedule of Investors

ii

AMENDED AND RESTATED INVESTORs’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of December 20, 2024, by and among Syntiant Corp., a Delaware corporation (the “Company”), and the investors listed on Schedule A attached hereto (each of which is herein referred to as an “Investor” and collectively as the “Investors”).

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of February 10, 2022, by and among the Company and such Existing Investors (the “Prior Agreement”).

WHEREAS, the Company and certain of the Investors are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith (as may be amended from time to time, the “Purchase Agreement”), pursuant to which certain of the Investors are purchasing shares of the Company’s Series D-1 Preferred Stock or Series D-2 Preferred Stock, as applicable.

WHEREAS, the Existing Investors desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b) “Amazon” shall mean Amazon.com NV Investment Holdings LLC.

(c) “Automatic Shelf Registration Statement” shall have the meaning given to that term in Rule 405.

(d) “Bad Actor” Disqualification shall mean any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Boardman” shall mean Boardman Bay Ventures, LP – Series K.

(g) “Bosch” means Robert Bosch Venture Capital GmbH and its Affiliates.

(h) “Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banks are not required to be open or are authorized to close in New York, New York.

(i) “Demand Notice” means notice sent by the Company to the Holders specifying that a demand registration has been requested as provided in Section 2.1.

(j) “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(k) “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(l) “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(n) “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to an equity incentive, stock option, stock purchase, or similar plan; (b) a registration relating to a Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(o) “Form S‑1” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form under the Securities Act subsequently adopted by the SEC.

(p) “Form S‑3” means such form under the Securities Act as in effect on the date of this Agreement or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(q) “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 under the Securities Act.

(r) “Holder” shall mean any holder of Registrable Securities who is a party to this Agreement.

(s) “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

(t) “Intel Capital” shall mean Intel Capital Corporation and its Affiliates.

(u) “Intel CNDA” shall mean that certain Intel Capital Corporate Non-Disclosure Agreement #ICAP63156, dated April 6, 2017, by and between the Company and Intel Corporation.

(v) “IPO” shall mean a firmly committed underwritten initial public offering pursuant to the Securities Act, on Form S-1 or a successor form, and declared effective by, the SEC under the Securities Act.

(w) “Knowles” shall mean Knowles Corporation and its Affiliates.

(x) “Liquidation Event” shall have the meaning set forth in the Restated Certificate.

(y) “Major Investor” shall mean the Series A Major Investors, Series B Major Investors, Series C Major Investors and/or Series D Major Investors, as applicable.

(z) “Microsoft” shall mean Microsoft Global Finance and its Affiliates.

(aa) “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, Derivative Securities and any rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for (in each case, directly or indirectly) such equity securities; provided, however, that “New Securities” shall exclude: (a) Exempted Issuances (as defined in the Restated Certificate), (b) shares of Common Stock issued in a Qualified IPO (as defined in the Restated Certificate), and (c) the issuance of shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock pursuant to the Purchase Agreement.

(bb) “Permitted Transfers” shall mean transfers by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly-owned subsidiary, or a parent corporation that owns all of the capital stock of the Holder; (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; (iv) an entity transferring to an Affiliate; or (v) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder.

(cc) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(dd) “Preferred Director” shall mean the Series A Director, Series B Director, Series C Director and/or Series D Directors, as applicable.

(ee) “Preferred Stock” shall mean the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D-1 Preferred Stock and the Series D-2 Preferred Stock.

(ff) “Pro Rata Amount” means, for each Major Investor, that portion of the New Securities identified in an Offer Notice which equals the proportion that (a) the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to (b) the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other outstanding Derivative Securities).

(gg) The term “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(hh) “Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of shares of the Preferred Stock held by the Investors, and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (a) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.11 of this Agreement. Notwithstanding the foregoing, the Company shall in no event be obligated to register any Preferred Stock of the Company, and Holders of Registrable Securities will not be required to convert their Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

(ii) “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

(jj) “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(kk) “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 3.6 of the Purchase Agreement.

(ll) “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(mm) “Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

(nn) “Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

(oo) “SEC” shall mean the Securities and Exchange Commission.

(pp) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(qq) “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6, not to exceed $50,000.

(rr) “Selling Holder Counsel” means one counsel for the selling Holders.

(ss) “Series A Major Investor” shall mean each Investor that, individually or together with such Investor’s Affiliates, holds at least 51,457 shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization).

(tt) “Series A-1 Director” shall have the meaning set forth in the Restated Certificate.

(uu) “Series A-1 Preferred Stock” shall mean the Series A-1 Preferred Stock of the Company, par value $0.0001 per share.

(vv) “Series A-2 Preferred Stock” shall mean the Series A-2 Preferred Stock of the Company, par value $0.0001 per share.

(ww) “Series B Major Investor” shall mean each Investor that, individually or together with such Investor’s Affiliates, holds at least 150,000 shares of Series B Preferred Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization).

(xx) “Series B Director” shall have the meaning set forth in the Restated Certificate.

(yy) “Series B Preferred Stock” shall mean the Series B Preferred Stock of the Company, par value $0.0001 per share.

(zz) “Series C Director” shall have the meaning set forth in the Restated Certificate.

(aaa) “Series C Major Investor” shall mean each Investor that, individually or together with such Investor’s Affiliates, holds at least 150,000 shares of Series C Preferred Stock or Series C-1 Preferred Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization).

(bbb) “Series C Preferred Stock” shall mean the Series C Preferred Stock of the Company, par value $0.0001 per share.

(ccc) “Series C-1 Preferred Stock” shall mean the Series C-1 Preferred Stock of the Company, par value $0.0001 per share.

(ddd) “Series D Directors” shall have the meaning set forth in the Restated Certificate.

(eee) “Series D Major Investor” shall mean each Investor that, individually or together with such Investor’s Affiliates, holds at least 1,041,831 shares of Series D-1 Preferred Stock or Series D-2 Preferred Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization).

(fff) “Series D-1 Preferred Stock” shall mean the Series D-1 Preferred Stock of the Company, par value $0.0001 per share.

(ggg) “Series D-2 Preferred Stock” shall mean the Series D-2 Preferred Stock of the Company, par value $0.0001 per share.

(hhh) “TTIL” shall mean Tanjung Tuan Investments Limited and its Affiliates.

2. Registration Rights.

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (a) the five (5) year anniversary of the date of this Agreement and (b) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to any Registrable Securities then outstanding (and the Registrable Securities subject to such request have an anticipated aggregate offering price, net of Selling Expenses, of at least $50,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) use its reasonable best efforts to as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3,000,000, then the Company shall (a) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (b) use reasonable best efforts to as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c) Delay. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company for which the Board has authorized negotiations; (b) require premature disclosure of material nonpublic information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that (i) the Company may not invoke this right more than twice in any twelve (12) month period and (ii) the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d) Limitations.

(i) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b).

(ii) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request.

(iii) A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one registration on Form S-1 or S-3, as applicable, pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) Inclusion. If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(v)) enter into an underwriting agreement in customary form and not otherwise inconsistent with the terms and conditions of this Agreement with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities owned or held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) Underwriter Cutback. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities and shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned or held by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (a) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (b) the number of Registrable Securities included in the offering be reduced below 25% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded entirely if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned or held by all Persons included in such “selling Holder,” as defined in this sentence.

(c) Registration Not Effected. For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 25% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus and, if required, any Free Writing Prospectus used in connection with such registration statement as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(iii) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(iv) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(vi) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(viii) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(ix) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus or Free Writing Prospectus forming a part of such registration statement has been filed; and

(x) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus or Free Writing Prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one Selling Holder Counsel, not to exceed $50,000, shall be borne and paid by the Company; provided, however, that (a) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be, and (b) if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) Company Indemnification. To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding (whether commenced or threatened) from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) Selling Holder Indemnification. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement (and each such other Holder’s officers, directors, stockholders and partners), and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that (a) the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Procedures. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, solely to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that:

(i) in any such case, (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and

(ii) in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(e) Underwriting Agreement Controls. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S‑3, the Company shall:

(i) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S‑3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S‑3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration if such agreement (a) would allow such holder or prospective holder to include a portion of its securities in any “piggyback” registration if such inclusion could reduce the number of Registrable Securities that selling Holders could be entitled to include in such registration under Sections 2.2 and 2.3(b) hereof or (b) would allow such holder or prospective holder to initiate a demand for registration of any of its securities at a time earlier than the Holders of Registrable Securities can demand registration under Section 2.1 hereof.

2.11 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of: (a) such time as the holder holds less than 1% of the outstanding securities of the Company; (b) all of such Holder’s Registrable Securities could be sold without restrictions in any three-month period under Rule 144 or any successor; (c) upon a Liquidation Event where the sole consideration received by the Investors is in the form of cash and/or freely-tradeable marketable securities; and (d) the fifth (5th) anniversary of the IPO.

3. “Market Stand‑Off” Agreement. Each Holder hereby agrees that in connection with the IPO, upon the written request of the underwriters managing the IPO, that such Holder shall not (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (b) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, any Common Stock (or other securities) of the

Company held by such Holder (immediately before the effective date of the registration statement for such offering) (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company’s IPO (or, if the Company is not then an emerging growth company as defined in the applicable SEC regulations, such longer period of time as may be required to accommodate regulatory restrictions on (x) the publication or other distribution of research reports and (y) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA or NYSE rules, as applicable (or any successor rules or amendments thereto)) (the “Standoff Period”). The foregoing provisions of this Section 3 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are similarly bound. For purposes of this Section 3, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. Any discretionary waiver or termination of the restrictions of any or all such agreements by the Company or the underwriters shall apply pro rata to all stockholders subject to such agreements, based on the number of shares subject to such agreements. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Standoff Period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

4. Covenants of the Company

4.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (provided, that the Board has not reasonably determined that such Major Investor is a competitor of the Company (it being agreed that none of Knowles, Intel Capital, Microsoft, Bosch, Amazon, Boardman or TTIL are competitors of the Company)):

(a) As soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (or such other time that the Board unanimously approves), the Company shall deliver, (i) a balance sheet as of the end of such year, (ii) statements of operations and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all of which shall be audited and certified by independent public accountants of locally recognized standing selected by the Company (provided, that, with respect to fiscal year 2024, the Company shall have one hundred eighty (180) days after the end of the fiscal year of the Company to deliver such financial statements); provided, that, in each case, such financial statements may (x) be subject to normal year-end audit adjustments and (y) not contain all notes thereto that may be required in accordance with GAAP; provided, however, that the audit requirement may be waived by the Board (including at least one Preferred Director).

(b) As soon as practicable, but in any event within forty‑five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, the Company shall deliver unaudited statements of income and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

4.2 Inspection. The Company shall permit each Major Investor (provided, that the Board has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, following reasonable notice and at such reasonable times as may be convenient to the Company and such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret.

4.3 Right of First Offer. Subject to the terms and conditions specified in this Section 4.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of New Securities. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate. Each time following the date hereof that the Company proposes to offer any New Securities, the Company shall first make an offering of such New Securities to each Major Investor in accordance with the following provisions.

(a) The Company shall deliver a notice (the “Offer Notice”) in accordance with Section 6.6 to the Major Investors stating (i) its bona fide intention to offer such New Securities; (ii) the number of such New Securities to be offered; and (iii) the price and terms upon which it proposes to offer such New Securities.

(b) By written notification (the “Investor Notice”) received by the Company, within twenty (20) calendar days after delivery of the notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the notice, up to such Major Investor’s Pro Rata Amount. In addition, each Major Investor that elects to purchase or acquire all of its Pro Rata Amount (each, a “Fully Exercising Investor”) may, in the Investor Notice, elect to purchase or acquire, in addition to its Pro Rata Amount, a portion of the New Securities, if any, for which other Major Investors were entitled to subscribe but that are not subscribed for by such Major Investors. The amount of such overallotment that each Fully Exercising Investor shall be entitled to purchase is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. A Major Investor’s election may be conditioned on the consummation of the transaction described in the Offer Notice. The closing of any sale pursuant to this Section 4.3(b) shall occur on the earlier of one hundred and twenty (120) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.3(c).

(c) If all New Securities that Major Investors are entitled to obtain pursuant to Section 4.3(b) are not elected to be obtained as provided in Section 4.3(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.3(b) hereof, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the notice. If the Company does not enter into a definitive binding agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The rights provided in this Section 4.3 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to its Affiliates.

(e) The rights provided in this Section 4.3 may waived by the approval of the Major Investors holding a majority of the then outstanding Preferred Stock (voting as a single class on an as-converted to Common Stock basis); provided, however, that notwithstanding such waiver, if any Major Investor that consented in writing to or otherwise approved such waiver subsequently participates in the Company’s offer or sale of New Securities to which such waiver relates, each other Major Investor (a “Non-Waiving Investor”) shall be entitled to participate in such offer or sale by the Company of such New Securities to the same extent (on a pro rata basis) as such consenting or approving Major Investors.

(f) Notwithstanding the foregoing, the right of first offer in this Section 4.3 shall not be applicable with respect to any Major Investor (or Affiliates of a Major Investor) and any subsequent issuance of securities if, (i) at the time of such subsequent issuance of securities, such Major Investor (or Affiliates of such Major Investor) is not an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and (ii) such subsequent issuance of securities is otherwise being offered only to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.4 Proprietary Information and Inventions Assignment Agreements. The Company shall require all employees to execute and deliver a nondisclosure and proprietary information and inventions assignment agreement substantially in a form approved by the Board. The Company shall require all consultants and advisors to the Company to enter into an agreement containing appropriate confidentiality and invention assignment provisions in favor of the Company.

4.5 Insurance. Subject to Section 4.10, the Company shall use its best efforts to, as promptly as practicable following the Closing (as defined in the Purchase Agreement), obtain directors and officers liability insurance from a financially sound and reputable insurer for coverage in such amount as agreed to by the Board, including each Preferred Director, on terms and conditions customary for the Company’s industry and size of business and otherwise satisfactory to the Board, including each Preferred Director, and will use its best efforts to cause such insurance policies to be maintained until such time as the Board, including each Preferred Director, determines that such insurance should be discontinued.

4.6 Indemnification. The Company’s Restated Certificate and the bylaws of the Company shall provide for indemnification of officers and directors of the Company to the maximum extent permitted by law. At the applicable Closing, the Company will enter into an Indemnification Agreement in a form agreeable to Boardman and Knowles for each of the Series D Directors (and will enter into such form of agreement upon the election of any future Series D Directors). If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws, the Restated Certificate, or elsewhere, as the case may be. The Company hereby acknowledges that one or more of the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Restated Certificate or bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 4.6 and shall have the right, power and authority to enforce the provisions of this Section 4.6 as though they were a party to this Agreement.

4.7 Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to this Agreement which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor; (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public; (c) was in its possession or known by such Investor without restriction prior to receipt from the Company; (d) was rightfully disclosed to such Investor by a third party without restriction; or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a corporation, limited partnership or limited liability company may disclose such proprietary or confidential information to any former stockholders, partners or members who retained an economic interest in such Investor, current or prospective stockholder of the company or partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor, in each case, to the extent applicable (or any employee or representative of any of the foregoing), legal counsel, accountants or representatives for such Investor. Notwithstanding anything to the contrary, this Section 4.7 (other than this sentence) will not apply to Intel Capital, and Intel Capital’s confidentiality obligations will instead be governed by the Intel CNDA, and any waiver, amendment or termination of this sentence will require Intel Capital’s written consent.

4.8 Brokers or Finders. The Company and the Investors shall each indemnify the other for any broker’s or finder’s fees for which either is responsible.

4.9 FCPA. Subject to Section 4.10, the Company covenants that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any enforcement action related to the FCPA. Subject to Section 4.10, the Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. Subject to Section 4.10, the Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

4.10 Fiduciary Duties. The Company’s obligations set forth in Sections 4.5 and 4.9 that are qualified by this Section 4.10 shall not be applicable to the extent (and only to the extent) that the Board determine in good faith that compliance would be inconsistent with the exercise of the fiduciary duties of the Board.

4.11 Termination of Covenants. Except as otherwise provided herein, the covenants set forth in this Section 4 shall terminate immediately prior to the earlier to occur of: (a) the IPO; or (b) upon a Liquidation Event.

5. Restrictions on Transferability of Securities; Compliance with Securities Act.

5.1 Restrictions on Transferability. The Preferred Stock shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

5.2 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 5.2.

(a) Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3.6 of the Purchase Agreement, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(b) Notwithstanding the provisions of Section 5.2 above, no such restriction shall apply to Permitted Transfers; provided, that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to its choice of laws principles.

6.3 Venue. Any suit or proceeding relating to, arising out of or arising under this Agreement shall be brought in the federal or state courts located in New Castle County, Delaware, United States, which courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceedings and venue shall be appropriate for all purposes in such courts.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to:

Syntiant Corp.

7555 Irvine Center Drive

Suite 200

Irvine, CA 92618

Attn: Kurt F. Busch

Email: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attn: Michael Podolny and Benjamin Potter
Email: [***] and [***]

All communications to Investors shall be sent to each Investor’s address as set forth beneath its signature or its name on Schedule A hereto, or at such other address as the relevant recipient may designate pursuant to the provisions of this Section 6.6.

6.7 Amendments and Waivers. Any term of this Agreement (other than Section 4.1, Section 4.2, Section 4.3 and Section 4.4) may be amended and the observance of any such term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the then outstanding Preferred Stock (voting as a single class on an as-converted to Common Stock basis); provided, however, that no consent or approval of any Holder shall be required to add persons as parties to this Agreement as Investors or to revise Schedule A to include such parties. The provisions of Section 4.1, Section 4.2 and Section 4.3 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Major Investors holding a majority of the then outstanding Preferred Stock (voting as a single class on an as-converted to Common Stock basis) that are held by all of the Major Investors; provided, however, that Section 4.3(e) may only be waived by the holders of a majority of the then outstanding Preferred Stock held by a majority of the Non-Waiving Investors (voting as a single class on an as-converted to Common Stock basis). The provisions of Section 4.4 may only be amended, waived or terminated with the written consent of Intel Capital. Notwithstanding anything to the contrary, the specific rights of Knowles under Sections 1(w), 4.1, 4.6, 6.15, and this clause of this Section 6.7, may only be amended, waived or terminated with the written consent of Knowles. Notwithstanding anything to the contrary, the specific rights of Boardman under Sections 4.1, 4.6, and this sentence of this Section 6.7, may only be amended, waived or terminated with the written consent of Boardman. Notwithstanding anything to the contrary, the specific rights of TTIL under Sections 4.1, 4.6, and this clause of this Section 6.7, may only be amended, waived or terminated with the written consent of TTIL. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon each Holder of Preferred Stock and the Company. Notwithstanding the foregoing, this Agreement may not be amended or modified and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, if such amendment, modification, or waiver would adversely affect the rights of such Investor in a manner disproportionate to any adverse effect such amendment, modification or waiver would have on the rights of the other Investors hereunder.

6.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

6.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party to this Agreement, upon any breach or default of the other party to this Agreement, shall impair any such right, power or remedy of such non‑breaching or non‑defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.10 Entire Agreement. This Agreement (including all schedules and exhibits attached hereto, if any) constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all other agreements of the parties to the extent such agreements relate to the subject matter hereof.

6.11 Aggregation of Stock. Unless otherwise provided, all shares of Preferred Stock of the Company held or acquired by affiliated entities or persons shall be aggregated (on an as converted basis) for the purpose of determining the availability of any rights under this Agreement.

6.12 Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf or other fixed image form) shall be binding to the same extent as an original signature page.

6.13 Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

6.14 Construction.

(a) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(b) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

6.15 Waiver of Conflicts. Each party to this Agreement acknowledges that Latham & Watkins LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including venture capital financings and other matters. Accordingly, each party to this Agreement (other than Knowles, Intel Capital, Microsoft and Bosch) hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that Latham & Watkins LLP represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor in connection with such transaction; and (c) gives its informed consent to Latham & Watkins LLP’s representation of certain of the Investors in such unrelated matters and to Latham & Watkins LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

6.16 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series D-1 Preferred Stock after the date hereof, any purchaser of such shares of Series D-1 Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SYNTIANT CORP.

By:	/s/ Kurt F. Busch
Name:	Kurt F. Busch
Title:	President and Chief Executive Officer

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

BOARDMAN BAY VENTURES, LP – SERIES K

By:	/s/ William Graves
Name:	William Graves
Title:	Manager Member of the GP

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

TANJUNG TUAN INVESTMENTS LIMITED

By:	/s/ Aleef Ashraf bin Borhan
Name:	Aleef Ashraf bin Borhan
Title:	Authorized Signatory

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

KNOWLES ELECTRONICS, LLC

By:	/s/ Daniel Giesecke
Name:	Daniel Giesecke
Title:	President and Chief Executive Officer

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

STRUCTURAL CAPITAL INVESTMENTS III, LP,
a Delaware limited partnership

BY: STRUCTURAL CAPITAL GP III, LLC,
a Delaware limited partnership
its General Partner

By:	/s/ Kai Tse
Name:	Kai Tse
Title:	Managing Partner

STRUCTURAL CAPITAL INVESTMENTS IV, LP,
a Delaware limited partnership

BY: STRUCTURAL CAPITAL GP IV, LLC,
a Delaware limited partnership
its General Partner

By:	/s/ Kai Tse
Name:	Kai Tse
Title:	Managing Partner

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

INTEL CAPITAL CORPORATION

By:	/s/ Abhay Gadkari
Name:	Abhay Gadkari
Title:	Authorized Signer

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

MICROSOFT GLOBAL FINANCE

By:	/s/ Keith Dolliver
Name:	Keith Dolliver
Title:	Vice President

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

32 DEGREE CO-INVESTMENT OPPORTUNITIES FUND L.P.

By:	/s/ Matthew Benson
Name:	Matthew Benson
Title:	Director of 32 Degree Capital Limited,
General Partner of 32 Degree Co-Investment
Opportunities Fund L.P.

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

SERAPH INVESTMENTS II, LLC

By:	/s/ Tuff Yen
Name:	Tuff Yen
Title:	President

SERAPH SYNTIANT LLC

By:	/s/ Tuff Yen
Name:	Tuff Yen
Title:	President

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

ZMXY STAR SYNTIANT SERIES D LLC

By:	/s/ Yipeng Zhao
Name:	Yipeng Zhao
Title:	Authorized Signatory

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

ALUMNI VENTURES - SYNTIANT TRUST

By:	/s/ Mark Edwards
Name:	Mark Edwards
Title:	Trustee

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

ROBERT BOSCH VENTURE CAPITAL GMBH

By:	/s/ Philipp Rose
Name:	Philipp Rose
Title:	Geschäftsfüher

By:	/s/ Dr. Ingo Ramesohl
Name:	Dr. Ingo Ramesohl
Title:	Geschäftsfüher

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

APPLIED VENTURES, LLC

By:	/s/ Anand Kamannavar
Name:	Anand Kamannavar
Title:	General Manager

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

SmartEdge Two, as compartment of and duly represented by Oxygen Ventures S.à r.l.

By:	/s/ Frederic Dupont
Name:	Frederic Dupont
Title:	Sole Manager

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

AXIAL Partners SmartEdge Two, LP

By:	/s/ Jacques-Alexandre Gerber
Name:	Jacques-Alexandre Gerber
Title:	Managing Partner

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

JELINEK FAMILY TRUST APRIL 21, 1993

By:	/s/ Howard Jelinek
Name:	Howard Jelinek
Title:	Trustee

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

GTI RE, LP

By:	/s/ John Jastrem
Name:	John Jastrem
Title:	Managing Member

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

JOSEPH COZZOLINO

By:	/s/ Joseph Cozzolino

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

LATERAL CAPITAL VI, LP

By:	/s/ John Lilly
Name:	John Lilly
Title:	Managing Member

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

SAYED LLC

By:	/s/ Rami Sayed
Name:	Rami Sayed
Title:	General Partner

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

HANI Z. SAYED

By:	/s/ Hani Z. Sayed

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

KURT AND AMY BUSCH FAMILY TRUST DTD NOVEMBER 27TH, 2019

By:	/s/ Kurt F. Busch
Kurt F. Busch, Trustee

By:	/s/ Amy L. Busch
Amy L. Busch, Trustee

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

JEREMIAH H. HOLLEMAN III

By:	/s/ Jeremiah H. Holleman III

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

PIETER VORENKAMP AND PETRA VORENKAMP, TRUSTEES OF THE VORENKAMP FAMILY TRUST DATED MARCH 6, 2006

By:	/s/ Pieter Vorenkamp
Pieter Vorenkamp, Trustee

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

STEPHEN BAILEY

By:	/s/ Stephen Bailey

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

JONATHAN SU

By:	/s/ Jonathan Su

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

PRADYUT SHAH

By:	/s/ Pradyut Shah
Name:	Pradyut Shah

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

CLOUDBERRY PIONEER INVESTMENTS SCSP, Represented by its General Partner Souschef Management S.À R.L.

By:	/s/ Dr. Valentin Knobloch
Name:	Dr. Valentin Knobloch
Title:	Class A Manager

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

LINQTO LIQUIDSHARES LLC

By:	/s/ William Sarris
Name:	William Sarris
Title:	Managing Member

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

SY-0617 FUND I, A SERIES OF STRUCTURAL CAPITAL FUNDS, LP

BY: FUND GP, LLC ITS GENERAL PARTNER

BY: BELLTOWER FUND GROUP, LTD., AGENT

By:	/s/ Joshua Cowdin
Name:	Joshua Cowdin
Title:	Authorized Person

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

MOBILITY INNOVATION FUND, LLC

By:	/s/ Wenhua Huang
Name:	Wenhua Huang
Title:	Managing Partner

By:	/s/ Pin Ni
Name:	Pin Ni
Title:	Managing Partner

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

NexGen Innovator Fund I, LP

By: NexGen Prosperity LLC, its General Partner

By:	/s/ Kevin Wang
Name:	Kevin Wang
Title:	Authorized Representative

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

ALPHA EDISON II, L.P. for itself and as nominee for

ALPHA EDISON II-A, L.P. By: Alpha Edison Partners II, L.L.C. Its: General Partner

ALPHA EDISON WESTWOOD X, L.L.C. By: Ae Westwood Partners X, L.L.C. its Managing Member

By:	/s/ Nick Grouf
Name:	Nick Grouf
Title:	Managing Member

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

BOLT DEEPTECH1. LLC

By:	/s/ Gregg Zeitlin
Name:	Gregg Zeitlin
Title:	Member

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

LATHAM & WATKINS LLP

By:	/s/ Benjamin Potter
Name:	Benjamin Potter
Title:	Partner

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS

NEEDHAM & COMPANY, LLC

By:	/s/ Robert Fiordaliso
Name:	Robert Fiordaliso
Title:	Managing Director, CFO

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of June 27, 2025.

INVESTORS

KASIKORN X VENTURE CAPITAL COMPANY LIMITED

By:	/s/ Ruangroj Poonpol
Name:	Ruangroj Poonpol
Title:	Authorized Director
E-mail:	[***]

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of February 27,

2026.

INVESTORS

Equity Trust Company Custodian FBO Karen Harrison IRA

By:	/s/ Karen Harrison
Name:	Karen Harrison
Title:	IRA Owner
E-mail:	[***]

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of March 20,

2026.

INVESTORS

Silmaril Global AI New Technology Business Investment Fund #1

BY: Dongwon Technology Investment Co., Ltd.
its General Partner

By:	/s/ Jin Wook Lee
Name:	Jin Wook Lee
Title:	CEO

Silmaril Global AI New Technology Business Investment Fund #2

BY: Double Capital Co., Ltd.
its General Partner

By:	/s/ Eunsung Seo
Name:	Eunsung Seo
Title:	CEO

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of March 30, 2026.

INVESTORS

Irving Investors OSC Secondaries Fund, LLC

By:	/s/ Jeremy Abelson
Name:	Jeremy Abelson
Title:	Authorized Signatory

Signature Page to the Syntiant Corp.

Amended and Restated Investors’ Rights Agreement

SCHEDULE A

[Intentionally Omitted]